MONEYMART ASSETS, INC.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


						March 30, 2006

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

	Re:	Rule 24f-2 Notice for MoneyMart Assets, Inc.
		File Nos. 2-55301 and 811-2619

	On behalf of the MoneyMart Assets, Inc., enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.


  			Very truly yours,

/s/    Grace C. Torres
									Grace C. Torres
									Treasurer and Principal Financial
									Accounting Officer